CODE OF ETHICS

                            FOR NON-ACCESS PERSONS OF
                          STRONG FINANCIAL CORPORATION,
                        STRONG CAPITAL MANAGEMENT, INC.,
                            STRONG INVESTMENTS, INC.,
                     STRONG RETIREMENT PLAN SERVICES, INC.,
                           STRONG SERVICE CORPORATION,
                       STRONG INVESTOR SERVICES, INC., AND
                  STRONG CAPITAL MANAGEMENT INTERNATIONAL, INC.




                          STRONG FINANCIAL CORPORATION

                               September 29, 2004





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                                 CODE OF ETHICS

                            For Non-Access Persons of
                          Strong Financial Corporation,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                     Strong Retirement Plan Services, Inc.,
                           Strong Service Corporation,
                         Strong Investor Services, Inc.
                  Strong Capital Management International, Inc.

                            Dated September 29, 2004

                                TABLE OF CONTENTS

I.  INTRODUCTION.........................................................................................1
         A.  Fiduciary Duty..............................................................................1
                  1. Place the interests of clients first................................................1
                  2. Avoid taking inappropriate advantage of their position..............................1
                  3. Conduct all Personal Securities Transactions in full compliance with this Code including reporting requirements..........................................1
         B.  Appendices to the Code......................................................................2
                  1.  Definitions........................................................................2
                  2.  Acknowledgment of Receipt of Code of Ethics........................................2
                  3.  Annual Code of Ethics Questionnaire................................................2
                  4.  Gift Policy........................................................................2
                  5.  Insider Trading Policy.............................................................2
                  6.  Associate Personal Account Transaction and Maintenance Policy......................2

II.  TRADE REPORTING REQUIREMENTS........................................................................2
         A.  Reporting Requirements......................................................................2
         B.  Disclaimers.................................................................................2
         C.  Availability of Reports.....................................................................2
         D.  Record Retention............................................................................3
                  1.  Code of Ethics.....................................................................3
                  2.  Violations.........................................................................3

III.  FIDUCIARY DUTIES...................................................................................3
         A.  Confidentiality.............................................................................3
         B.  Gifts.......................................................................................3
                  1.  Accepting Gifts....................................................................3
                  2.  Solicitation of Gifts..............................................................3
                  3.  Giving Gifts.......................................................................3
         C.  Payments to Advisory Clients or Shareholders................................................3
         D.  Corporate Opportunities.....................................................................3
         E.  Service as a Director.......................................................................4

                          TABLE OF CONTENTS (CONTINUED)


         F.  Involvement in Criminal Matters or Investment-Related Civil Proceedings.....................4

IV.  COMPLIANCE WITH THIS CODE OF ETHICS.................................................................4
         A.  Code of Ethics Review Committee.............................................................4
                  1.  Membership, Voting, and Quorum.....................................................4
                  2.  Investigating Violations of the Code...............................................4
                  3.  Annual Reports.....................................................................4
         B.  Remedies....................................................................................5
                  1.  Sanctions..........................................................................5
                  2.  Sole Authority.....................................................................5
                  3.  Review.............................................................................5
         C.  Compliance Certification....................................................................5
         D.  Inquiries Regarding the Code................................................................5





                                 CODE OF ETHICS

                            For Non-Access Persons of
                          Strong Financial Corporation,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,

                     Strong Retirement Plan Services, Inc.,
                           Strong Service Corporation,
                         Strong Investor Services, Inc.
                  Strong Capital Management International, Inc.


                            Dated September 29, 2004

                               TABLE OF APPENDICES

         APPENDIX 1   (Definitions)......................................................................7
         APPENDIX 2   (Acknowledgment of Receipt of Code of Ethics)......................................9
         APPENDIX 3   (Annual Code of Ethics Questionnaire).............................................10
         APPENDIX 4   (Gift Policy).....................................................................14
         APPENDIX 5   (Insider Trading Policy)...........................................................16
         APPENDIX 6   (Associate Personal Account Transaction and Maintenance Policy)....................20


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20

                                 CODE OF ETHICS

                            For Non-Access Persons of
                          Strong Financial Corporation,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                     Strong Retirement Plan Services, Inc.,
                           Strong Service Corporation,
                       Strong Investor Services, Inc., and
                  Strong Capital Management International, Inc.

                            Dated September 29, 2004


I.   INTRODUCTION1

         A        FIDUCIARY  DUTY.  This  Code  of  Ethics  is  based  upon  the principle  that all  directors,  officers  and  associates  of Strong  Financial
Corporation ("SFC"), Strong Capital Management, Inc. ("SCM"), Strong Investments, Inc. ("SII"), Strong Retirement Plan Services, Inc. ("SRPS"), Strong Service Corporation ("SSC"), Strong Investor Services, Inc. ("SIS"), and Strong Capital Management International, Inc. ("SCMI") and such other affiliated entities of the foregoing that may from time to time adopt this Code (each of which is individually referred to herein as a "Company") have a fiduciary duty to place the interests of clients ahead of their own. Associates must avoid activities, interests and relationships that might interfere with making decisions in the best interests of each Company and its clients.

         As fiduciaries, associates must at all times:

                  1. PLACE THE INTERESTS OF CLIENTS FIRST. Associates must scrupulously avoid serving their own personal interests ahead of the interests of the clients of each Company. AN ASSOCIATE MAY NOT INDUCE OR CAUSE AN ADVISORY CLIENT TO TAKE ACTION, OR NOT TO TAKE ACTION, FOR PERSONAL BENEFIT, RATHER THAN FOR THE BENEFIT OF THE CLIENT.

                  2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Strong Funds, SFC, SCM, SII, SRPS, SSC, SIS, and SCMI or their clients could call into question the exercise of an associate's independent judgment. Associates may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

                  3.  CONDUCT  ALL  PERSONAL  SECURITIES  TRANSACTIONS  IN  FULL
         COMPLIANCE WITH THIS CODE INCLUDING REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of clients and each Company. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that may indicate an abuse of fiduciary duties.

                    a.   Associates   are   prohibited   from   purchasing   any
                         Securities in an initial public offering (IPO).

                    b. Associates are prohibited from any transactions in a Security while in possession of material non-public information regarding the Security or the issuer of the Security (see Insider Trading Policy, APPENDIX 5.

                    c. Associates are prohibited from transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

                    d. Associates are prohibited from conducting transactions in Strong Funds that would constitute Short-term Trading as defined in the Strong Fund's registration statement (see definition in APPENDIX 1).

                    e. Associates are prohibited from releasing portfolio or client holdings outside of the established policies.

                    f. Associates are prohibited from processing or executing their own personal transactions or the transactions for members of his or her Immediate Family. (APPENDIX 6)

         B        APPENDICES  TO THE  CODE.  The  appendices  to this  Code  are attached hereto, are a part of the Code and include the following:

               1.   DEFINITIONS (APPENDIX 1),

               2.   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS (APPENDIX 2),

               3.   ANNUAL CODE OF ETHICS QUESTIONNAIRE (APPENDIX 3),

               4.   GIFT POLICY (APPENDIX 4),

               5.   INSIDER TRADING POLICY (APPENDIX 5), and

               6.   ASSOCIATE  PERSONAL  ACCOUNT   TRANSACTION  AND  MAINTENANCE
                    POLICY (APPENDIX 6)



II. TRADE REPORTING REQUIREMENTS

         A        REPORTING  REQUIREMENT.  EVERY ASSOCIATE AND MEMBERS OF HIS OR
HER  IMMEDIATE  FAMILY MUST  ARRANGE FOR THE  COMPLIANCE  DEPARTMENT  TO RECEIVE
DIRECTLY FROM ANY BROKER, DEALER, OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION, DUPLICATE COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION, INCLUDING STRONG FUND TRANSACTIONS, AND PERIODIC STATEMENTS FOR EACH BROKERAGE ACCOUNT IN WHICH SUCH ASSOCIATE HAS A BENEFICIAL INTEREST. Additionally, securities held in certificate form that are not included in the periodic statements must also be reported. To assist in making these arrangements, the Compliance Department will send a letter to each brokerage firm based on the information provided by the Non-Access Person in APPENDIX 2.

         THE FOREGOING ARE EXEMPT FROM THE ABOVE REPORTING REQUIREMENT: (1) OPEN-END INVESTMENT COMPANIES, EXCEPT IT DOES APPLY TO TRANSACTIONS IN THE STRONG FUNDS; (2) BANKERS ACCEPTANCES; (3) BANK CERTIFICATES OF DEPOSIT ("CDS");
(4) COMMERCIAL PAPER; (5) REPURCHASE AGREEMENTS WHEN BACKED BY EXEMPT SECURITIES; (6) U. S. GOVERNMENT SECURITIES, (7) THE ACQUISITION OF EQUITY SECURITIES IN DIVIDEND REINVESTMENT PLANS ("DRIPS") WHEN THE ACQUISITION IS DIRECTLY THROUGH THE ISSUER OR ITS NON-BROKER AGENT; OR (8) SECURITIES OF THE EMPLOYER OF A MEMBER OF THE ASSOCIATE'S IMMEDIATE FAMILY IF SUCH SECURITIES ARE BENEFICIALLY OWNED THROUGH PARTICIPATION BY THE IMMEDIATE FAMILY MEMBER IN A PROFIT SHARING PLAN, 401(K) PLAN, ESOP OR OTHER SIMILAR PLAN.

         B        DISCLAIMERS.  Any report of a Securities  Transaction  for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         C        AVAILABILITY  OF REPORTS. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SFC, SCM SII, SRPS, SSC, SIS, and SCMI, the Board of Directors of each Strong Fund; the Code of Ethics Review Committee; the Compliance Department; the associate's department manager (or designee); any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SFC, SCM, SII, SRPS, SSC, SIS, and SCMI, is a member, and any state securities commission; as well as any attorney or agent of the foregoing, the Strong Funds SFC,SCM, SII,SRPS, SSC, SIS, and SCMI.

         D        RECORD  RETENTION.  The Company shall keep and maintain for at least six years records of the procedures it follows in connection with the reporting requirements of this Code.

               1. CODE OF ETHICS. A copy of the Code of Ethics, which is, or at any time has been, in effect.

               2. VIOLATIONS. A record of any violation of such Code of Ethics and any action taken as a result of such violation.

                              III. FIDUCIARY DUTIES

         A        CONFIDENTIALITY.  Associates  are  prohibited  from  revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

         B        GIFTS.  The  following  provisions  on  gifts  apply  only  to associates of SFC, SCM, SII, SRPS, SSC, SIS, and SCMI.

                    1. ACCEPTING  GIFTS. On occasion,  because of their position with the Company and its affiliates, associates thereof may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with the Company. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity the Company. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (E.G., sporting events) and promotional items (E.G., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy (APPENDIX
               4) for additional information.

                           If an associate receives any gift that might be prohibited under this Code, the associate must inform the Compliance Department.

                  2. SOLICITATION OF GIFTS. Associates may not solicit gifts or gratuities.

                  3. GIVING GIFTS. Associates may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media or clients of the Company. Please see the Gift Policy (APPENDIX 4) for additional information.

         C        PAYMENTS  TO ADVISORY  CLIENTS OR SHAREHOLDER.  Associates may
not make any payments to Advisory Clients or Shareholders in order to resolve any type of Advisory Client or Shareholder complaint. All such matters must be handled by the Legal Department.

         D        CORPORATE  OPPORTUNITIES.  Associates  may not  take  personal advantage of any opportunity properly belonging to any client or Company.

         E        SERVICE AS A DIRECTOR.  No associate may serve on the board of directors of a publicly held company not affiliated with the Company or the Strong Funds absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected associate be isolated through "Chinese Wall" or other procedures from those making investment decisions related to the issuer on whose board the associate sits.

         F        INVOLVEMENT  IN CRIMINAL MATTERS OR  INVESTMENT-RELATED  CIVIL
PROCEEDINGS. Each Non-Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations), or if named as a defendant in any Investment-Related civil proceedings or any administrative or disciplinary action.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

         A         CODE OF ETHICS REVIEW COMMITTEE.

                  1. MEMBERSHIP, VOTING, AND QUORUM. The Code of Ethics Review Committee shall consist of Senior Officers of SFC. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled, and in the case of extended absences or periods of unavailability, alternates may be selected by the majority vote of the remaining members of the Committee. However, in the event that the General Counsel or Deputy General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

                  2. INVESTIGATING VIOLATIONS OF THE CODE. The General Counsel, or his or her designee, is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an associate of SFC, SCM, SII, SRPS, SSC, SIS, and SCMI for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds at the next regularly scheduled quarterly Board meeting.

                  3. ANNUAL REPORTS. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Boards of Directors of SFC, SCM, SII, SRPS, SSC, SIS, SCMI and each Strong Fund that:

                           a. Summarizes existing procedures concerning personal
                  investing and any changes in the procedures made during the past year;

                           b. Identifies any violation requiring significant remedial action during the past year;

                           c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

         B. REMEDIES.

                  1. SANCTIONS. If the Code of Ethics Review Committee determines that an associate has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), impose a fine, civil referral to the SEC, criminal referral, and termination of employment for cause. The Code of Ethics Review Committee may also require the associate to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization.

                  2. SOLE AUTHORITY. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

                  3.  REVIEW.  Whenever  the  Code of  Ethics  Review  Committee
         determines that an associate has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SFC, SCM and/or SII, SRPS, SSC, SIS, and SCMI (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SFC, SCM, SII, SRPS, SSC, SIS, SCMI and the Strong Funds may modify such sanctions as they deem appropriate. Such Boards may have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

         C        COMPLIANCE  CERTIFICATION.  At least annually,  all associates will be required to certify on the Annual Code of Ethics Questionnaire set forth in APPENDIX 3, or on a document substantially in the form of APPENDIX 3, that they have complied with the Code in all respects, including Short-term Trading restrictions of the Strong Funds and the requirement to report all holdings in Strong Funds to the Compliance Department.

         D        INQUIRIES  REGARDING  THE  CODE.  The Code of  Ethics  will be posted on the Strong intranet site. The Compliance Department will answer any questions about this Code or any other compliance-related matters. Upon request, copies of this Code of Ethics for Non-Access Persons may be distributed.





                                                                    Appendix 1
                                   DEFINITIONS

         "ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or sub-adviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

         "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An associate is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations or any account in which an associate has investment discretion. Any uncertainty as to whether an associate has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934. "COMPANY" means "SFC","SCM", "SII", "SRPS", "SSC", "SIS", "SCMI" and such other affiliated entities of the foregoing that may from time to time adopt this Code.

         "CODE" means this Code of Ethics.

         "COMPLIANCE DEPARTMENT" means the designated persons in the Strong Legal/Compliance Department.

         "IMMEDIATE FAMILY" of an associate means any of the following persons who reside in the same household as the associate:

       child                         grandparent                 son-in-law
       stepchild                     spouse                      daughter-in-law
       grandchild                    sibling                     brother-in-law
       parent                        mother-in-law               sister-in-law
       stepparent                    father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "LEGAL DEPARTMENT" means the SFC Legal/Compliance Department.

         "SEC" means the Securities and Exchange Commission.

         "SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly know as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an associate or a member of his or her Immediate Family has or acquires a Beneficial Interest.

         "SCM" means Strong Capital Management, Inc.

         "SCMI" means Strong Capital Management International, Inc.

         "SFC" mean Strong Financial Corporation.

         "SII" means Strong Investments, Inc.

         "SIS" means Strong Investor Services, Inc.

         "SRPS" means Strong Retirement Plan Services, Inc.

         "SSC" means Strong Service Corporation.

         "SHORT-TERM TRADING", as defined in the Strong Funds' registration statement as follows: The Fund attempts to deter short-term trading. The Fund may consider several factors when evaluating shareholder trading activities, including, but not limited to: (1) the amount of a transaction; (2) the frequency of transactions; (3) the time frame between which purchases and redemptions are executed, including exchanges and sharedrafts (for bond funds offering checkwriting); and (4) the Fund's asset size. Shareholders who purchase shares and then redeem within thirty-five calendar days, using the last-in, first-out method to determine the holding period, have executed a short-term trade and may be subject, without prior notice, to action by or on behalf of the Fund, including, but not limited to: (1) a request to cease such activities; (2) rejection of any or all future purchase requests in one, several, or all Strong Funds; or (3) a change to, discontinuance of, or temporary suspension of any or all account services. Please see the "Reserved Rights" section for the Fund's additional reserved rights.

         "STRONG FUNDS" means the investment companies comprising the Strong Family of Mutual Funds.

         "U. S. GOVERNMENT SECURITY" means any security issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                    Appendix 2
                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

     I acknowledge that I have received the Code of Ethics dated __________, and represent that:

         1. In accordance with Section II.A. of the Code of Ethics, I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, including transactions and holdings in Strong Funds, EXCEPT FOR transactions and holdings in (1) non-Strong Fund open-end investment companies; (2) bankers acceptances; (3) bank certificates of deposit ("CDs"); (4) commercial paper; (5) repurchase agreements when backed by exempt securities; (6) U. S. Government Securities; (7) the acquisition of equity securities in dividend reinvestment plans ("DRIPs") when the acquisition is directly through the issuer or its non-broker agent; or (8) securities of the employer of a member of the associate's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP, or other similar plan.

         2. I have circled the letter next to the statement(s) that apply to me:

                  a. I have a Beneficial Interest in Securities that are held in a brokerage account(s) in my name and/or another name.

                  b. A member of my Immediate Family has a Beneficial Interest in Securities that are held in a brokerage account(s).

                  c. I hold, or a member of my Immediate Family holds, securities in certificate form.

                  d. I do not currently have a brokerage account, however, I will notify the Legal Department prior to opening one.

                  If items (a) and/or (b) are circled, please provide the following information:

                           i. Name and Address of Brokerage  Firm / Account Name
                            / Account Number:

                          ----------------------------------------------------

                          ----------------------------------------------------

                          ----------------------------------------------------

                           ii. Please note - The Compliance Department will arrange for duplicate statements and confirmations for each account to be sent to Strong Financial Corporation.

                  If  item  (c)  is  circled,   please   provide  the  following
                  information:

                           i.   Company   Name  /  Quantity  of  Shares  Held  /
                                Certificate Owner:

                           ----------------------------------------------------


         3. I will comply with the Code of Ethics in all other respects.

         ------------------------------          ------------------------------
               Associate Signature                     Date

         ----------------------------
              Print Name

                                                                     Appendix 3

ANNUAL CODE OF ETHICS QUESTIONNAIRE For Non-Access Persons of The Strong Family of Mutual Funds, Strong Capital Management, Inc.,
Strong Investments, Inc.,
Strong Retirement Plan Services, Inc.,
Strong Service Corporation,
Strong Investor Services, Inc.
and Strong Capital Management International, Inc.
CONFIDENTIAL



* Indicates required fields
     I. INTRODUCTION
         Non-Access Persons are required to answer the following questions for the period __________, through ___________. PLEASE COMPLETE AND CERTIFY BY _________. If your hire date is after August 31, 2003, you are not required to complete the questionnaire this year. All information provided is kept strictly confidential. If you have any questions, please contact Doug Trinkl at (414) 577-7312.


     II. ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

For your reference, click here to view the CODE OF ETHICS
         A. Have you reported all Securities Transactions, including Strong Fund transactions, in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under the Code of Ethics? (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form. (Check "Yes", if you have reported or there were no reportable transactions.)*
         YES  NO
         An  answer  of No  must be explained:

         B. Have you complied with the Code of Ethics in all other respects, including the gift policy?* YES NO
         GIFT 1                                           Month:
         Gift Giver/Receiver:
         Estimated Value: $
         Gift Description:


         GIFT 2
         Month:
         Gift Giver/Receiver:
         Estimated Value: $
         Gift Description:


         GIFT 3
         Month:
         Gift Giver/Receiver:
         Estimated Value: $
         Gift Description:

         GIFT 4
         Month:
         Gift Giver/Receiver:
         Estimated Value: $
         Gift Description:

         GIFT 5
         Month:
         Gift Giver/Receiver:
         Estimated Value: $
         Gift Description:


C.   Have you complied in all respects with the Insider Trading Policy? * YES NO

     An Answer of No must be explained:

         III. DISCLOSURE OF DIRECTORSHIPS AND OTHER BUSINESS RELATIONSHIPS

A. Are you, or is any member of your Immediate Family, a director of any publicly held companies? (If "Yes," please list below each company for which you are, or a member of your Immediate Family is, a director.)* YES NO

    An Answer of Yes requires that you list
     each company here:


B. During the period were you arrested, arraigned, indicted, convicted, or plead no contest to any criminal offense (misdemeanor and/or felony) or been named as a defendant in any Investment or Non-Investment Related proceeding, or administrative or disciplinary action in a domestic, foreign, or military court? (If the answer is "Yes" please be prepared to discuss this matter with a member of the Compliance Department.)*

                  YES NO

C. MARKET TIMING OR SHORT-TERM TRADING Have you complied with the Strong Funds' market timing or Short-term Trading restrictions as defined in the Strong Funds' registration statement? YES NO

D. RELEASE OF PORTFOLIO OR CLIENT HOLDINGS Have you complied with the letter and the spirit of the Release of Portfolio Holdings policy? YES NO

         IV. CERTIFICATION

     This box must be checked in order for this questionnaire to be valid. By checking this box I, NAME , hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete responses may subject me to disciplinary action by the firm. *

                                                                    Appendix 4

                                   GIFT POLICY

     The gift policy of Strong Financial Corporation, Strong Capital Management, Inc., Strong Retirement Plan Services, Inc., Strong Service Corporation, Strong Investor Services, Inc., and Strong Capital Management International, Inc. and Strong Investments, Inc. which covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients, brokers, persons with whom we do business, or others
(collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

         Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 PER PERSON PER YEAR and must report to the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

         Questions regarding the appropriateness of any gift should be directed to the Legal/Compliance Department.

1. GIFTS GIVEN BY ASSOCIATES

         Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

         This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. GIFTS ACCEPTED BY ASSOCIATES

         On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (E.G., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

         Associates may not accept a gift of cash or cash equivalent (E.G., gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

         Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to Legal, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

         Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

         In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (E.G., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. REPORTING

         The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

         Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (E.G., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through Legal, or (iii) food items consumed on the firm's premises (E.G., candy, popcorn, etc.).


January 1, 1999, Revised November 8, 2002

                                                                   Appendix 5

                      INSIDER TRADING POLICY AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A. POLICY STATEMENT.

         1._______INTRODUCTION. Strong Financial Corporation, Strong Capital Management, Inc., Strong Retirement Plan Services, Inc., Strong Service Corporation, Strong Investor Services, Inc., Strong Capital Management International, Inc. and Strong Investments, Inc.,. and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Strong") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Strong by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material nonpublic information in the execution of securities transactions.

         2._______PROHIBITIONS. Accordingly, associates are prohibited from trading, either personally or on behalf of others (including advisory clients), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every associate and extends to activities within and outside their duties at Strong. Any questions regarding this policy should be referred to the Compliance Department.

         3._______GENERAL SANCTIONS. Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading. This consists of a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         4._______INSIDER TRADING DEFINED. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communicate material nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

                  a. trading by an insider, while in possession of material nonpublic information;

                  b. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

                  c. recommending the purchase or sale of securities on the basis of material nonpublic information;

                  d. communicating material nonpublic information to others; or

                  e. providing substantial assistance to someone who is engaged in any of the above activities.

         The elements of insider trading and the penalties for such unlawful conduct are described below. Any associate who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Compliance Department. Often, a single question can forestall disciplinary action or complex legal problems.

         5._______TENDER OFFERS. Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         6._______CONTACT THE COMPLIANCE DEPARTMENT. To protect yourself, our clients, and Strong, you should contact the Compliance Department immediately if you believe that you may have received material nonpublic information.

B. PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING. The following procedures have been established to aid Strong and all associates in avoiding insider trading, and to aid Strong in preventing, detecting, and imposing sanctions against insider trading. Every associate must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Compliance Department.

         1._______INITIAL QUESTIONS. Before trading in the Securities of a company for which an associate may have potential inside information, an associate, whether trading for himself or herself or others, should ask himself or herself the following questions:

                  a. IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  b. IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, THE WALL STREET JOURNAL or other publications of general circulation?

         2._______MATERIAL AND NONPUBLIC INFORMATION. If, after consideration of the above, any associate believes that the information is material and nonpublic, or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:

                  a. Report the matter immediately to the Compliance Department.

                  b. Do not purchase or sell the Securities either on the associate's own behalf or on the behalf of others.

                  c. Do not communicate the information to anyone, other than to the Compliance Department.

                  d. After the Compliance Department has reviewed the issue, the associate will be instructed to continue the prohibitions against trading and communication, or he or she will be allowed to trade and communicate the information.

         3._______CONFIDENTIALITY. Information in an associate's possession that is identified as material and nonpublic may not be communicated to anyone, include persons within Strong, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, access to computer files containing material nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

         4._______ASSISTANCE OF THE COMPLIANCE DEPARTMENT. If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.


C. INSIDER TRADING EXPLANATIONS.

         1._______WHO IS AN INSIDER? The concept of "insider" is broad. It includes officers, directors and associates of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the associates of such organizations. In addition, Strong may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2._______WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Compliance Department.

         _________Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         _________Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

         _________Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in THE WALL STREET JOURNAL and whether those reports would be favorable or unfavorable.

         3._______WHAT IS NONPUBLIC INFORMATION? Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

         4._______WHAT ARE THE PENALTIES FOR INSIDER TRADING? Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions;
(b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         _________In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.


January 1, 1999, Revised November 8, 2002

                                                                   Appendix 6






ASSOCIATE PERSONAL ACCOUNT TRANSACTION AND MAINTENANCE POLICY



Associates are expected to perform account transactions and maintenance for personal accounts online, via an automated telephone system, with a call center representative, or in person. The following table provides your options based upon your investment account type:

-------------------------- ------------------------- -------------------- -------------------- -------------------
ACCOUNT TYPE               ONLINE                    AUTOMATED TELEPHONE  TELEPHONE            IN PERSON
                                                                          REPRESENTATIVE
-------------------------- ------------------------- -------------------- -------------------- -------------------
Mutual Fund and 529        WWW.STRONG.COM            1-800-368-7550       1-800-368-3863       Investor Center
Account                                                                                        or Branch Office
-------------------------- ------------------------- -------------------- -------------------- -------------------
Brokerage Account          WWW.STRONG.COM            1-800-368-7550       1-800-368-1550       Investor Center
                                                                                               or Branch Office
-------------------------- ------------------------- -------------------- -------------------- -------------------
401(k) and Life Cycle      WWW.STRONG401K.COM        1-888-405-4015       1-800-368-0975       Contact Human Account
                                                                                               Resources for
                                                                                               Available Options
-------------------------- ------------------------- -------------------- -------------------- -------------------

An associate MAY NOT execute or process a transaction or maintenance request, except using an approved method, for the following: (i) his or her own account;
(ii) the account of a member of their immediate family; or (iii) accounts where the associate has a beneficial interest or has been given investment discretion. Using the Call Center Application (formerly Eagle), an internal telephone transaction or maintenance form, or any other medium to affect your own transaction is prohibited and may result in disciplinary action, up to and including termination.

All personal transaction requests, including purchase checks, must either be sent to Strong via U.S. or overnight mail, or hand delivered to the Investor Center or a branch office by the associate initiating the transaction. All transaction requests must be received in good form before market close in order to receive the next available closing price.

Associates MAY NOT place transaction requests or purchase checks in distribution boxes, or send them via intra-office mail to the Investor Center. In the event that an associate does not follow this procedure, the transaction request will be returned to the associate, and the transaction will not be accepted until it is received in good form by an approved method.




                 1 Capitalized words are defined in APPENDIX 1.